UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2011  (July 11, 2011)

Global Geophysical Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34709	05-0574281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13927 South Gessner Road Missouri City, TX	77489
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 972-9200

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2011, Mr. Duncan W. Riley, Jr. ("Mr. Riley"), 47, was appointed as Vice President, US and Canada Operations, of Global Geophysical Services, Inc. ("Company"). Mr. Riley has more than 25 years of experience in the seismic and oilfield services industry. He began his career in 1986 with Western Geophysical (k/n/a WesternGeco, a business segment of Schlumberger) and held key positions in Latin America and EAME areas and several senior management roles, including General Manager for Applied Technology, General Manager of Western Hemisphere Marine Operations and General Manager of Marketing Research and Strategic Planning. On behalf of Western Geophysical, Mr. Riley directed the regulatory approval process that led to the creation of WesternGeco, the seismic services joint venture between Schlumberger and Baker Hughes, and he was later named Area Manager of WesternGeco's North & South America business unit. Thereafter, he moved to Schlumberger's Drilling & Measurements segment where he served as the assistant Marketing Manager for the worldwide MWD, LWD, Directional Drilling and Drill Bits business segments. Mr. Riley is a founding member of the Company, and he has served since its inception in 2003 in various roles such as Vice President U.S., Vice President of Worldwide Marine Operations, and since August 2010 as President of Global Microseismic Services®, Inc., a wholly-owned subsidiary of the Company (a position which he will continue to hold). Mr. Riley earned a B.S. degree in Geophysical Engineering from the Colorado School of Mines with minors in Geology and Computer Science, and an MBA from Rice University. He is a member of SEG, SPE, AAPG, HGS and GSH professional societies and serves as an active leader with the Sam Houston Area Council of Boy Scouts of America. Mr. Riley replaces Mr. Ray L. Mays, former Vice President US Land Operations, who left the Company as of July 11, 2011.

On July 14, 2011, Mr. Lawrence M. Scott ("Mr. Scott"), 54, was named the Company's Vice President of Multi-client Sales. Mr. Scott is a 30-year veteran with diversified experience in all aspects of geophysical oil and gas exploration. He began his career in 1979 with Western Geophysical (k/n/a WesternGeco, a business segment of Schlumberger) as a seismic data processor, followed by his tenure in senior geophysicist roles in R&D and applied technology, ultimately becoming General Manager for the Western and Eastern Hemisphere Marine divisions. Since leaving Western Geophysical in 2000, Mr. Scott has served as Vice President of EAME Marine Acquisition for Veritas DGC, Senior Vice President of GX Technology's Integrated Seismic Solutions (ISS) business segment, and President of Offshore Hydrocarbon Mapping Inc., a division of OHM Ltd. headquartered in Aberdeen, Scotland. Mr. Scott joined the Company in June 2007, and he has served as Vice President, Marine. Since the beginning of this year, Mr. Scott has managed the development of several key Basin Insight Multi-client projects which are key to the future development of our Multi-client business. Mr. Scott graduated with highest honors from the University of Texas, and he is an active member of SEG, EAGE, AAPG, GSH and PESGB. Mr. Scott replaces Mr. William A. Clark, formerly Company's Senior Vice President and Chief Sales Officer, who left the Company on July 13, 2011.

Item 8.01. Other Events.

On July 14, 2011, the Company issued a press release, announcing its 2nd Quarter 2011 Earnings Call, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1     Press release dated July 14, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Geophysical Services, Inc. (Registrant)
July 15, 2011 (Date)	/s/ P. MATHEW VERGHESE P. Mathew Verghese Senior Vice President & Chief Financial Officer